Exhibit 99.1

Twist Bioscience Promotes Patrick Finn, Ph.D., to President and Chief Operating Officer

Dr. Finn previously served as Twist’s chief commercial officer

SOUTH SAN FRANCISCO, Calif. – October 26, 2022 – Twist Bioscience Corporation (NASDAQ: TWST), a company enabling customers to succeed through its offering of high-quality synthetic DNA using its silicon platform, today announced the promotion of Patrick Finn, Ph.D. to the newly created position of president and chief operating officer. Dr. Finn previously served as chief commercial officer of Twist Bioscience.

“Paddy joined Twist eight years ago, establishing our sales and marketing team and growing sales from $2 million in fiscal 2016 to sales of $184 million for the 12 months ended June 30, 2022. Over his tenure at Twist, he has excelled and taken greater spans of control, with increasing responsibility, resulting in this promotion,” said Emily M. Leproust, Ph.D., CEO and co-founder of Twist Bioscience. “As we expand our footprint globally, Paddy brings a customer-centric focus to every aspect of our operations, augmenting our senior leadership team across all areas of the business, and I look forward to his forward-thinking, strategic leadership as we continue to increase our market share across synthetic biology, NGS and biopharma, as well as launch a commercial product for data storage.”

Dr. Finn will continue to oversee the commercial team, headed by strong sales leaders in the Americas, Europe and APAC, and will now extend his scope to include operations.

“During my time at Twist, I have had the privilege of working closely with our customers and with the Twist teams that interact with them directly. I look forward to the expanded responsibility of overseeing operations to drive exceptional product quality, superior customer experience, faster turnaround times and fiscal responsibility to bring our solutions to established and new customers globally,” said Dr. Finn.

Dr. Finn joined Twist in 2015 to build the company’s sales force in advance of the launch of its commercial synthetic DNA products. In 2019 he was promoted to chief commercial officer, responsible for global commercialization of all products in addition to commercial development activities. He joined Twist from Enzymatics (now QIAGEN), where he was vice president of sales, leading commercial activities for North America and Europe. Prior to Enzymatics, he held positions of increasing responsibility, including director of business development at Agilent Technologies, director of product development for Beckman Coulter, and multiple technical roles in product development within Invitrogen and GE Healthcare/Amersham International. Dr. Finn serves on the Board of Directors at ONI and previously served on the scientific advisory boards of Lasergen and Enzymatics. He holds a Ph.D. in nucleic acid chemistry from Southampton University and a BSc Hons in Chemistry from Heriot-Watt University.

About Twist Bioscience Corporation

Twist Bioscience is a leading and rapidly growing synthetic biology and genomics company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist makes products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

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Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein, including without limitation, statements regarding efforts to expand Twist Bioscience’s global footprint and market share; efforts to launch a commercial product for data storage; and the expected benefits of Dr. Finn’s promotion to president and chief operating officer, are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist Bioscience’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist Bioscience’s business in general, see Twist Bioscience’s risk factors set forth in Twist Bioscience’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 8, 2022 and subsequent filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:

For Twist Bioscience:

Angela Bitting
SVP, Corporate Affairs
925- 202-6211

abitting@twistbioscience.com

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